Exhibit 10.13

NINTH ADDENDUM

TO THE RESEARCH AND LICENSE AGREEMENT

This Ninth Addendum to Research and License Agreement (the “Ninth Addendum”) is made by and between the Technion Research and Development Foundation Ltd. (“TRDF”) and Eloxx Pharmaceuticals Ltd. (“Licensee” or “Eloxx”).

Whereas, TRDF and Eloxx are parties to a Research and License Agreement with an effective date of August 29th, 2013 (the “License Agreement”), as amended on November 26th, 2013, January 14th, 2014, June 9th, 2014, August 3rd, 2014, January 21st, 2015”), February 9th 2015, April 29th, 2015, June 2nd, 2015, January 1st, 2016, March 6th, 2016 and June __, 2017 (collectively, the “Agreement”); and

Whereas, according to Section 1.26 to the License Agreement, as amended, all previous Research Periods have ended and related Research Plans were all completed respectively;

Whereas, the parties desire to extend and continue the Research Period and the Research for a fourth year; and

Whereas, the parties desire to continue the relationship contemplated by the Agreement and therefore to further amend the Agreement as set forth herein;

NOW, THEREFORE, the parties hereby agree as follows:

1.	Unless otherwise defined herein, capitalized terms used in this Seventh Addendum shall have the meaning assigned thereto in the Agreement.

2.	The parties wish to extend the Research Period for a fourth year, commencing on May 1st 2017 for twelve (12) months until April 30th, 2018 (“Fourth Research Period”). The extension shall be on the same terms and conditions as contained in the Agreement unless otherwise agreed in this Seventh Addendum.

3.	Exhibit D to the Agreement is hereby replaced with a new Exhibit D attached hereto (“Fourth Research Plan”).

4.	The parties wish to set the terms for the funding for the performance of the Fourth Research Plan during the Fourth Research Period, and replace section 2.2.1 of the License Agreement, as follows:

a)	Licensee shall fund the Research to be performed during the Fourth Research Period under the Fourth Research Plan in the total amount of fifty thousand US Dollars ($50,000) in accordance with the following schedule:

1)	First installment of twenty thousand US Dollars ($25,000) shall be paid upon signing this Ninth Addendum.

2)	Second installment of twenty thousand US Dollars ($25,000) shall be paid upon completion of the Fourth Research Plan and no later than April 30th, 2018.

b)	V.A.T as applicable on time of payment shall be added to each installment.

c)	TRDF shall issue a proper invoice for each installment.

5.	Except as amended herein, all other terms and conditions of the Agreement shall remain in full force and effect.

ELOXX PHARMACEUTICALS LTD.		THE TECHNION RESEARCH & DEVELOPMENT FOUNDATION LTD.

By:	/s/ Silvia Noiman	By:	/s/ Rita Bruckstein
Name:	Dr. Silvia Noiman, CEO	Name:	/s/ Rita Bruckstein
Date:	July 16, 2017	Date:	07-12-2017

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